Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contacts:
Tuesday, November 9, 2004	For Arch:	Bob Lougee	(508) 435-6117
	For Metrocall:	Brett Mankey	(703) 660-6677 Ext.6231

Metrocall and Arch Receive FCC Consent for Merger

Alexandria, VA and Westborough, MA (November 9, 2004) — Metrocall Holdings, Inc. (Nasdaq: MTOH) and Arch Wireless, Inc. (Nasdaq: AWIN, BSE: AWL) today announced that they have received consent from the Federal Communications Commission (FCC) for their proposed merger.

In granting its consent, the FCC approved applications for the transfer of control of the licenses to USA Mobility, Inc., the name under which the newly combined companies will operate. The FCC’s consent is the final regulatory approval required for the merger, and, pending satisfaction of all other conditions, the merger is expected to close the week of November 15, 2004.

“We are pleased to receive today’s support and approval from the FCC,” said Vincent D. Kelly, president and chief executive officer of Metrocall and USA Mobility. “With this approval, we look forward to completing the merger and beginning the process of integrating our two companies.”

Metrocall and Arch announced a definitive merger agreement on March 29, 2004, subject to shareholder and regulatory approvals. Shareholders of each company voted to approve the merger on November 8, 2004, and the U.S. Department of Justice informed Metrocall and Arch on November 5, 2004 that it had closed its investigation of the transaction.

Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading wireless messaging and mobile information company with operations throughout the United States. It offers a full range of wireless messaging and wireless e-mail services, including mobile data solutions for the enterprise, to business and retail customers nationwide. Arch provides services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean principally through a nationwide direct sales force, as well as through indirect resellers, retailers and other strategic partners. Additional information on Arch is available on the Internet at http://www.arch.com.

Metrocall Wireless, Inc., headquartered in Alexandria, Virginia, is a leading provider of paging products and other wireless services to the business, government and healthcare communities. In addition to its reliable, nationwide one-way networks, Metrocall’s two-way network has the largest high-powered terrestrial ReFLEX footprint in the United States with roaming partners in Canada, Mexico and the Caribbean. Metrocall Wireless is the preferred ReFLEX wireless data network provider for many of the largest telecommunication companies in the United States that source network services and resell under their own brand names. In addition to traditional numeric, one-way text and two-way paging, Metrocall also offers wireless e-mail solutions, as well as mobile voice and data services through AT&T Wireless and Nextel. Also, Metrocall offers Integrated Resource Management Systems with wireless connectivity solutions for medical, business, government and other campus environments. Metrocall focuses on the business-to-business marketplace and supports organizations of all sizes. Additional information on Metrocall is available on the Internet at http://www.metrocall.com.

Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Arch and Metrocall’s expectations for completing their pending merger, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch and Metrocall’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for their paging products and services, Arch and Metrocall’s ability to continue to reduce operating expenses, Arch and Metrocall’s future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third party providers for certain equipment and services, as well as other risks described from time to time in Arch and Metrocall’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch and Metrocall believe the expectations reflected in the forward-looking statements are based on reasonable assumptions, they can give no assurance that their expectations will be attained. Arch and Metrocall disclaim any intent or obligation to update any forward-looking statements.

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